UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2013

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12173	36-4094854
(Commission File Number)	(IRS Employer Identification No.)

30 South Wacker Drive, Suite 3550 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 573-5600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 21, 2013, Navigant Consulting, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders. At the meeting, the Company’s shareholders voted on three proposals. Set forth below is the number of votes cast for or against each proposal and the number of abstentions and broker non-votes with respect to each proposal.

		For	Against	Abstain	Broker Non-Votes
Proposal 1:	Election of directors

Samuel K. Skinner		41,006,375	2,864,260	4,269	3,681,444

Governor James R. Thompson		43,193,035	678,086	3,783	3,681,444

Michael L. Tipsord		42,497,343	1,368,687	8,874	3,681,444

Proposal 2:	Advisory vote on executive compensation	41,567,526	2,235,339	72,039	3,681,444

Proposal 3:	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013	46,980,145	561,779	14,424	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: May 22, 2013	By:	/s/ Monica M. Weed
		Name:	Monica M. Weed
		Title:	Vice President and General Counsel